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                                                                    Exhibit 99.3

                          PROXY SOLICITATION MATERIALS




                                    POST CARD

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                                    IMPORTANT
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                      GOLD RESERVE CORPORATION SHAREHOLDERS

                       Shortly you will receive a mailing
                        regarding your investment in Gold
                              Reserve Corporation.

                 This mailing will contain important information
                           regarding your investment.

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Gold Reserve Corporation
C/O ChaseMellon Shareholders Services
450 West 33rd Street 14th Floor
New York NY 10001

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